Exhibit 10.1

September 17, 2019

USA Technologies, Inc.
100 Deerfield Lane
Suite 300
Malvern, PA  19355
Attention: Glen Goold

Re:	AGREEMENT AND WAIVER

Dear Sir or Madam:

We refer to that certain Credit Agreement, dated as of November 9, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among USA Technologies, Inc., a Pennsylvania corporation (the “Borrower”), the other Loan Parties party thereto (together with the Borrower, the “Loan Parties”), the lenders party thereto from time to time (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

Pursuant to that certain letter agreement regarding consent to extension dated as of June 27, 2019, the Loan Parties agreed that (a) by no later than September 30, 2019, the Loan Parties would move all Deposit Accounts (other than Excluded Accounts (as defined in the Security Agreement)) not maintained with the Administrative Agent to the Administrative Agent or close such Deposit Accounts (the “Deposit Account Move Date”) and (b) notwithstanding anything in the Security Agreement to the contrary, the Loan Parties would be permitted to maintain up to $1,500,000 in Deposit Accounts maintained with Silicon Valley Bank (such limit, the “SVB Deposit Limit”; such Deposit accounts, the “SVB Deposit Accounts”).

The Loan Parties have informed the Administrative Agent that they have failed to comply with the SVB Deposit Limit (the “Specified Event of Default”) and, as result, an Event of Default has occurred and is continuing under the Credit Agreement.

The Loan Parties have requested that the Administrative Agent and the Lenders (a) waive the Specified Event of Default, (b) extend the Deposit Account Move Date to March 31, 2020 (the “Deposit Account Moved Date Extension”), and (c) amend the SVB Deposit Limit to require only that the Loan Parties transfer all funds in the SVB Deposit Accounts in excess of $2,250,000 on the first Business Day of each calendar week to a Deposit Account maintained with the Administrative Agent.

At your request and subject to the terms and conditions of this letter agreement, the Administrative Agent and the Lenders hereby (a) waive the Specified Event of Default, (b) consent to the Deposit Account Move Date Extension, and (c) agree that the Loan Parties may maintain funds in the SVB Deposit Accounts in excess of $2,250,000 so long as (i) on the first Business Day of each calendar week all amounts maintained in the SVB Deposit Accounts in excess of $2,250,000 are transferred to a Deposit Account maintained with the Administrative Agent and (ii) in no event shall the Loan Parties transfer any funds maintained in a Deposit Account with the Administrative Agent to an SVB Deposit Account.

Each of the Loan Parties hereby (a) agrees that, after giving effect to the terms hereof, no Default or Event of Default exists as of the date hereof, (b) reaffirms all of its obligations and covenants under the Credit Agreement and the other Loan Documents to which it is a party, (c) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date); provided, however, that (i) Section 3.04(a) of the Credit Agreement shall be subject to the restatement of the fiscal year 2017 financial statements of the Company disclosed in the Company’s Form 8-K dated February 6, 2019,  and (ii) Section 3.06(a)(i) of the Credit Agreement shall be subject to the purported class actions filed against the Company disclosed in the Company’s Form 12b-25 dated February 11, 2019, the purported class action filed against the Company in the Chester County, Pennsylvania, Court of Common Pleas (Docket No. 2019-04821-MJ) on May 17, 2019, and the purported class action filed against the Company in the United States District Court of the District of New Jersey (Case 2:19-cv-16597) on August 12, 2019 which has been consolidated with the purported class actions referred to in the Company’s Form 12b-25 dated February 11, 2019, and (d) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this letter agreement.

Each Loan Party and their respective Affiliates, successors, assigns, and legal representatives (collectively, the “Releasors”), acknowledge and agree that through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this agreement and in connection with the Secured Obligations, the Credit Agreement, and the other Loan Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary.  The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands, and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter, or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Agreement that arises out of or is connected to the Loan Documents or the Secured Obligations.  Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised, and discharged by such Releasor pursuant to this paragraph.  If any Releasor or any of their respective successors, assigns, or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns, and legal representatives, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.

This letter agreement shall not become effective until each of the Loan Parties and the Administrative Agent have executed and delivered this letter agreement to the Administrative Agent.  Except for the agreements and waivers set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  This letter agreement shall not constitute an amendment to any other provision of the Credit Agreement or any other Loan Document. The agreements and waivers herein are one-time in nature and shall not be construed as an agreement to any future agreement or waiver. No agreement or waiver by the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document is granted or intended hereby except as expressly set forth herein.  Except as set forth herein, the agreements and waivers agreed to herein shall not constitute a modification of the Credit Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent and the Lenders at variance with the Credit Agreement or any of the other Loan Documents, such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.  This letter agreement shall be a “Loan Document” for all purposes under the Credit Agreement. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery by one or more parties hereto of an executed counterpart of this letter agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement.  Any party delivering an executed counterpart of this letter agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart to the Administrative Agent, but the failure to do so shall not affect the validity, enforceability, or binding effect of this letter agreement.

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BORROWER:	USA TECHNOLOGIES, INC.

	By:	/s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chief Executive Officer

ADMINISTRATIVE AGENT AND SOLE LENDER:

JPMORGAN CHASE BANK, N.A.

By: /s/ Geraldine A. King
Name: Geraldine A. King
Title: Executive Director, Special Credits Risk

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTORS

Each of the undersigned (a) acknowledges receipt of the foregoing agreement and waiver (the “Agreement”); (b) consents to the execution and delivery of the Agreement; and (c) reaffirms all of its obligations and covenants under the Credit Agreement (as defined in the Agreement) and all of its other obligations under the Loan Documents to which it is a party, and, agrees that none of its obligations and covenants shall be reduced or limited by the execution and delivery of the Agreement or any of the other instruments, agreements or other documents executed and delivered pursuant thereto.

This Consent, Reaffirmation, and Agreement of Guarantors (this “Consent”) may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Consent may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Consent.

As of September 17, 2019

STITCH NETWORKS CORPORATION

By:	/s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chief Executive Officer

USAT CAPITAL CORP, LLC

By:	/s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chief Executive Officer

CANTALOUPE SYSTEMS, INC.
By:	/s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chief Executive Officer